REA Project Designation:

                        TENNESSEE 521-G  DEKALB
                        ------------------------




                               AMENDMENT

                        Dated as of June 20, 1961

                                   to

                         TELEPHONE LOAN CONTRACT

                 Dated as of October 15, 1951, so amended,

                                 between

                      DEKALB TELEPHONE COOPERATIVE

                                   and

                         UNITED STATES OF AMERICA





                  UNITED STATES DEPARTMENT OF AGRICULTURE
                   RURAL ELECTRIFICATION ADMINISTRATION







No. 2
   ----

         AGREEMENT, made as of June 20, 1961, pursuant to the Rural Electrification Act of 1936, as amended (7 U.S.C. 901 et seq.) between DEKALB TELEPHONE COOPERATIVE (hereinafter called the "Borrower"), a corporation existing under the laws of the State of Tennessee, and UNITED STATES OF AMERICA (hereinafter called the "Government"), acting through the Administrator of the Rural Electrification Administration.

   WHEREAS, the Government and the Borrower have heretofore entered into a certain telephone loan contract, dated as of October 15, 1951, and five certain amendments thereto, dated, respectively, as of March 9, 1953, as of February 15, 1954, as of November 15, 1954, as of November 15, 1957, and as of November 9, 1959 (said telephone loan contract, as so amended, being hereinafter called the "Loan Contract"), and intend by this agreement to amend the Loan Contract by increasing the aggregate amount of the loans therein provided for by an amount not in excess of $115,000, and in certain other respects; and

     NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the Government and the Borrower agree as follows:

     SECTION 1. Section 1.1 of article I of the Loan Contract is amended to read as follows:

           SECTION 1.1. Amount and Purpose. For the purpose of furnishing telephone service in rural areas, the Government shall lend and the Borrower shall borrow an amount not in excess of $2,594,000 which, together with the sum of $57,983 of equity funds to be deposited by the Borrower in the "Special Construction Account" hereinafter defined and provided for in section 2.4, shall be used to finance, pursuant to the provisions of the Act, the acquisition, construction and operation of telephone lines and facilities (hereinafter called the "Project") to serve approximately 3,889 subscribers and to be located in the Counties of Cannon, DeKalb, Rutherford, Smith and Wilson, and in counties contiguous thereto, all in the State of Tennessee.

     SEC. 2. Section 2.1 of article II of the Loan Contract is amended by adding thereto a new subsection lettered and reading as follows:

           (G) Prerequisites to Advances on Account of Additional Loan of $115,000. Notwithstanding anything in this agreement, the Government shall be under no obligation to advance any portion of the increase of $115,000 in the amount of the Loan provided for in the agreement, dated as of June 20, 1961, made by and between the Borrower and the Government unless and until the Borrower shall have submitted evidence, satisfactory to the Administrator, that it has obtained good and sufficient title to the existing telephone facilities owned by the New Middleton Telephone Company, located at and in the vicinity of New Middleton, Tennessee.

       SEC. 3.     This agreement may be simultaneously executed and
delivered in two or more counterparts, each of which so executed and delivered shall be deemed to be an original, and all shall constitute but one and the same instrument.

       IN WITNESS WHEREOF the Borrower has caused this agreement to be signed in its corporate name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, and the Government has caused this agreement to be duly executed, all as of the day and year first above written.

                                 DEKALB TELEPHONE COOPERATIVE

                                 by /s/ W. Odum
                                    President
(Seal)
Attest:  /s/ Paul Bass
         Secretary                UNITED STATES OF AMERICA

                                  by  /s/ Richard H. Wood

                                       Acting Administrator
                                               of
                                  Rural Electrification Administration